Exhibit 99.1

Fabrinet Announces Fourth Quarter and Fiscal-Year 2017 Financial Results

BANGKOK, Thailand – August 21, 2017 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its fourth quarter and fiscal year ended June 30, 2017.

Tom Mitchell, Chief Executive Officer of Fabrinet, said, “Our strong fourth quarter performance, with revenue and net income per diluted share that exceeded our guidance ranges, represented an excellent finish to a record year for Fabrinet. The fourth quarter was our 12th consecutive quarter of year-over-year revenue growth, at 34%. This performance was driven by a combination of growth from both existing customers and new customer programs.

“In addition to delivering a strong financial performance, fiscal year 2017 was also significant from a strategic perspective. We substantially increased our manufacturing capacity and further developed our new product introduction capabilities, especially outside the optical communications market, positioning us to generate strong returns from a diversifying customer base. With our expanded capacity and a robust pipeline of opportunities, we are optimistic that our success in fiscal year 2017 will extend into fiscal year 2018.”

Fourth Quarter Fiscal-Year 2017 Financial Highlights

GAAP Results

•	Revenue was $370.5 million for the fourth quarter of fiscal year 2017, an increase of 34% compared to revenue of $276.4 million for the comparable period in fiscal year 2016.

•	GAAP net income for the fourth quarter of fiscal year 2017 was $27.4 million, compared to GAAP net income of $19.7 million for the fourth quarter of fiscal year 2016.

•	GAAP net income per diluted share for the fourth quarter of fiscal year 2017 was $0.72, compared to GAAP net income per diluted share of $0.53 for the fourth quarter of fiscal year 2016.

Non-GAAP Results

•	Non-GAAP net income for the fourth quarter of fiscal year 2017 was $32.8 million, an increase of 46% compared to non-GAAP net income of $22.4 million for the same period a year ago.

•	Non-GAAP net income per diluted share for the fourth quarter of fiscal year 2017 was $0.86, an increase from non-GAAP net income per diluted share of $0.60 for the same period a year ago.

Fiscal-Year 2017 Financial Highlights

GAAP Results

•	Revenue was $1.4 billion for fiscal year 2017, an increase of 45% compared to total revenue of $976.7 million for fiscal year 2016.

•	GAAP net income for fiscal year 2017 was $97.1 million, compared to GAAP net income of $61.9 million for fiscal year 2016.

•	GAAP net income per diluted share for fiscal year 2017 was $2.57, compared to GAAP net income per diluted share of $1.68 for fiscal year 2016.

Non-GAAP Results

•	Non-GAAP net income for fiscal year 2017 was $127.4 million, an increase of 64% compared to non-GAAP net income of $77.7 million for fiscal year 2016.

•	Non-GAAP net income per diluted share for fiscal year 2017 was $3.37, an increase from non-GAAP net income per diluted share of $2.11 for fiscal year 2016.

Business Outlook

Based on information available as of August 21, 2017, Fabrinet is issuing guidance for the first quarter of fiscal year 2018 ending September 29, 2017, as follows:

•	Fabrinet expects first quarter revenue to be in the range of $356 million to $360 million.

•	GAAP net income per diluted share is expected to be in the range of $0.60 to $0.62, based on approximately 38.2 million fully diluted shares outstanding.

•	Non-GAAP net income per diluted share is expected to be in the range of $0.78 to $0.80, based on approximately 38.2 million fully diluted shares outstanding.

Share Repurchase Program Authorized

Fabrinet also announced that its Board of Directors has approved a share repurchase program to permit the Company to repurchase up to $30.0 million worth of its issued and outstanding ordinary shares in the open market in accordance with applicable rules and regulations, at such time and such prices as management may decide.

The repurchased shares will be held as treasury stock.

Conference Call Information

What:	Fabrinet Fourth Quarter and Fiscal-Year 2017 Financial Results Conference Call
When:	Monday, August 21, 2017
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic
(253) 237-1137, international
Passcode: 59923512
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Passcode: 59923512
Webcast:	http://investor.fabrinet.com (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, automotive components, medical devices, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the United States of America, the People’s Republic of China and the United Kingdom. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include our expectation that we have a robust pipeline and will extend our success into fiscal year 2018, statements regarding our share repurchase program and the factors that will impact the amount and timing of purchases, if any, thereunder, and all of the statements under the “Business Outlook” section regarding our expected revenue and GAAP and non-GAAP net income per share for the first quarter of fiscal year 2018. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including Thailand, the People’s Republic of China, the U.S. and the U.K.); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q, filed on May 9, 2017. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company’s ongoing operational performance. Non-GAAP net income excludes share-based compensation expenses, depreciation of fair value uplift, costs resulting from a non-recurring warranty charge, executive separation costs, expenses related to our CEO search, debt administration expenses, amortization of intangibles, business combination expenses, income related to flooding, gain or loss on foreign currency contracts, amortization of debt issuance costs and non-recurring income tax expense. We have excluded these items in order to enhance investors’ understanding of our underlying operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Garo Toomajanian

ir@fabrinet.com

FABRINET

CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share data)	June 30, 2017	June 24, 2016
Assets
Current assets
Cash and cash equivalents	$133,825	$142,804
Marketable securities	151,450	141,709
Trade accounts receivable, net	264,349	196,145
Inventory, net	238,665	181,499
Deferred tax assets	—	1,358
Prepaid expenses	6,306	3,114
Other current assets	4,159	6,662

Total current assets	798,754	673,291

Non-current assets
Restricted cash in connection with business acquisition	3,312	—
Property, plant and equipment, net	216,881	178,410
Intangibles, net	5,840	499
Goodwill	3,806	—
Deferred tax assets	2,905	1,806
Deferred debt issuance costs on revolving loan and other non-current assets	1,577	1,851

Total non-current assets	234,321	182,566

Total Assets	$1,033,075	$855,857

Liabilities and Shareholders’ Equity
Current liabilities
Bank borrowings, net of unamortized debt issuance costs	$48,402	$24,307
Trade accounts payable	215,262	172,052
Fixed assets payable	8,141	20,628
Capital lease liability, current portion	344	—
Income tax payable	1,976	2,010
Accrued payroll, bonus and related expenses	13,852	12,300
Accrued expenses	9,227	8,072
Other payables	14,068	16,356

Total current liabilities	311,272	255,725

Non-current liabilities
Long-term loan from bank, net of unamortized debt issuance costs	22,701	36,100
Deferred tax liability	1,981	854
Capital lease liability, non-current portion	1,024	—
Deferred liability in connection with business acquisition	3,312	—
Severance liabilities	8,488	6,684
Other non-current liabilities	2,723	2,075

Total non-current liabilities	40,229	45,713

Total Liabilities	351,501	301,438

Commitments and contingencies (Note 19)
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of June 30, 2017 and June 24, 2016)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 37,340,496 shares a
36,156,446 shares issued and outstanding as of June 30, 2017 and June 24, 2016, respectively)	373	362
Additional paid-in capital	133,293	102,325
Accumulated other comprehensive (loss) income	(348)	591
Retained earnings	548,256	451,141

Total Shareholders’ Equity	681,574	554,419

Total Liabilities and Shareholders’ Equity	$1,033,075	$855,857

FABRINET

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended		Twelve Months Ended
(in thousands of U.S. dollars, except per share data)	June 30, 2017	June 24, 2016	June 30, 2017	June 24, 2016
Revenues	$370,454	$276,388	$1,420,490	$976,747
Cost of revenues	(325,694)	(242,546)	(1,249,030)	(857,224)

Gross profit	44,760	33,842	171,460	119,523
Selling, general and administrative expenses	(15,057)	(11,839)	(65,626)	(49,753)
Other income relating to flooding	—	—	—	36

Operating income	29,703	22,003	105,834	69,806
Interest income	507	425	1,977	1,535
Interest expense	(804)	(413)	(3,321)	(1,569)
Foreign exchange loss, net	(1,042)	(670)	(1,142)	(1,916)
Other income	112	110	509	376

Income before income taxes	28,476	21,455	103,857	68,232
Income tax expense	(1,075)	(1,786)	(6,742)	(6,335)

Net income	27,401	19,669	97,115	61,897

Other comprehensive income (loss), net of tax adjustment	645	(156)	(939)	635

Net comprehensive income	$28,046	$19,513	$96,176	$62,532

Earnings per share
Basic	$0.73	$0.55	$2.63	$1.73
Diluted	$0.72	$0.53	$2.57	$1.68
Weighted average number of ordinary shares outstanding (thousands of shares)
Basic	37,334	36,075	36,927	35,858
Diluted	38,118	37,259	37,852	36,872

FABRINET

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Ordinary Share		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total
(in thousands of U.S. dollars, except share data)	Shares	Amount
Balances at June 27, 2014	35,152,772	352	80,882	—	345,602	426,836
Net income	—	—	—	—	43,642	43,642
Other comprehensive loss	—	—	—	(44)	—	(44)
Share-based compensation expense	—	—	8,027	—	—	8,027
Issuance of ordinary shares	284,882	2	833	—	—	835
Tax withholdings related to net share settlement of restricted share units	—	—	(352)	—	—	(352)

Balances at June 26, 2015	35,437,654	354	89,390	(44)	389,244	478,944
Net income	—	—	—	—	61,897	61,897
Other comprehensive income	—	—	—	635	—	635
Share-based compensation expense	—	—	9,927	—	—	9,927
Issuance of ordinary shares	718,792	8	5,471	—	—	5,479
Tax withholdings related to net share settlement of restricted share units	—	—	(2,463)	—	—	(2,463)

Balances at June 24, 2016	36,156,446	362	102,325	591	451,141	554,419
Net income	—	—	—	—	97,115	97,115
Other comprehensive loss	—	—	—	(939)	—	(939)
Share-based compensation expense	—	—	26,507	—	—	26,507
Issuance of ordinary shares	1,184,050	11	5,886	—	—	5,897
Tax withholdings related to net share settlement of restricted share units	—	—	(1,425)	—	—	(1,425)

Balances at June 30, 2017	37,340,496	373	133,293	(348)	548,256	681,574

FABRINET

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of U. S. dollars)	June 30, 2017	June 24, 2016
Cash flows from operating activities
Net income for the year	$97,115	$61,897
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	23,793	17,357
Gain on disposal of property, plant and equipment	(30)	(73)
Loss from sales and maturities of marketable securities	822	194
Amortization of investment (discount) premium	(193)	798
Amortization of deferred debt issuance costs	1,396	758
Income related to flooding	—	(828)
Proceeds from insurers in settlement of claim related to flood damage	—	272
(Reversal of) allowance for doubtful accounts	(1)	(17)
Unrealized loss on exchange rate and fair value of derivative	1,884	1,905
Share-based compensation	26,507	9,927
Deferred income tax	754	864
Other non-cash expenses	2,173	1,744
Inventory obsolescence (reversal of)	42	(521)
Loss from written-off inventory due to flood loss	—	233
Changes in operating assets and liabilities
Trade accounts receivable	(64,142)	(61,013)
Inventory	(53,802)	(50,598)
Other current assets and non-current assets	(2,231)	(5,901)
Trade accounts payable	38,293	56,308
Income tax payable	(67)	573
Other current liabilities and non-current liabilities	(1,379)	13,209

Net cash provided by operating activities	70,934	47,088

Cash flows from investing activities
Purchase of marketable securities	(122,778)	(108,341)
Proceeds from sales of marketable securities	39,578	41,836
Proceeds from maturities of marketable securities	72,361	67,113
Payments in connection with business acquisition, net of cash acquired	(9,917)	—
Purchase of property, plant and equipment	(68,262)	(40,616)
Gain on cash settlement of hedged forward contracts	—	34
Proceeds from disposal of property, plant and equipment	230	194
Purchase of intangibles	(1,768)	(379)
Proceeds from insurers in settlement of claims related to flood damage	—	556

Net cash used in investing activities	(90,556)	(39,603)

Cash flows from financing activities
Payment of debt issuance costs	—	(654)
Proceeds of short-term loan from bank	27,500	18,000
Repayment of short-term loan from bank	(157)	(41,500)
Proceeds of long-term loan from bank	—	50,000
Repayment of long-term loan from bank	(18,100)	(6,000)
Proceeds from issuance of ordinary shares under employee share option plan	5,890	5,479
Repayment of capital lease liability	(276)	—
Withholding tax related to net share settlement of restricted share units	(1,425)	(2,463)

Net cash provided by financing activities	13,432	22,862

Net (decrease) increase in cash, cash equivalents and restricted cash	$(6,190)	$30,347

Movement in cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of period	$142,804	$112,978
(Decrease) increase in cash, cash equivalents and restricted cash	(6,190)	30,347
Effect of exchange rate on cash, cash equivalents and restricted cash	523	(521)

Cash, cash equivalents and restricted cash at end of period	$137,137	$142,804

FABRINET

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(in thousands of U. S. dollars)	June 30, 2017	June 24, 2016
Supplemental disclosures
Cash paid for
Interest	$1,924	$1,091
Taxes	$5,218	$5,473
Cash received for interest	$1,753	$1,049
Non-cash investing and financing activities
Construction, software related and equipment related payables	$8,434	$20,628

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of same amounts shown in the consolidated statements of cash flows:

(in thousands of U. S. dollars)	June 30, 2017	June 24, 2016
Cash and cash equivalents	$133,825	$142,804
Restricted cash in connection with business acquisition (non-current assets)	3,312	—

Cash, cash equivalents and restricted cash	$137,137	$142,804

FABRINET

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Three Months Ended				Twelve Months Ended
	June 30, 2017		June 24, 2016		June 30, 2017		June 24, 2016
(in thousands of U.S. dollars, except per share data)	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	27,401	0.72	19,669	0.53	97,115	2.57	61,897	1.68
Items reconciling GAAP net (loss) income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	1,133	0.03	385	0.01	5,318	0.14	1,979	0.05
Depreciation of fair value uplift	80	0.00	—	—	147	0.00	—	—
Cost resulting from a non-recurring warranty charge	—	—	1,000	0.03	—	—	1,000	0.03

Total related to gross profit	1,213	0.03	1,385	0.04	5,465	0.14	2,979	0.08

Related to selling, general and administrative expenses:
Share-based compensation expenses	3,438	0.09	1,760	0.05	21,190	0.56	7,948	0.22
Executive separation costs	—	—	—	—	577	0.02	1,360	0.04
Expenses related to CEO search	100	0.00	—	—	203	0.01	—	—
Debt administration expenses	—	—	—	—	320	0.01	—	—
Amortization of intangibles	199	0.01	—	—	607	0.02	—	—
Business combination expenses	160	0.00	—	—	1,790	0.05	—	—

Total related to selling, general and administrative expenses	3,897	0.10	1,760	0.05	24,687	0.65	9,308	0.25

Related to other incomes and other expenses:
Income related to flooding	—	—	—	—	—	—	(36)	(0.00)
Loss (gain) on foreign currency contracts	—	—	(581)	(0.02)	(1,713)	(0.05)	1,715	0.05
Amortization of debt issuance costs	257	0.01	203	0.01	1,884	0.05	745	0.02

Total related to other incomes and other expenses	257	0.01	(378)	(0.01)	171	0.00	2,424	0.07

Related to income tax expense
Non-recurring income tax expense	—	—	—	—	—	—	1,119	—

Total related to income tax expense	—	—	—	—	—	—	1,119	0.03

Total related to net income & EPS	5,367	0.14	2,767	0.07	30,323	0.80	15,830	0.43

Non-GAAP measures	32,768	0.86	22,436	0.60	127,438	3.37	77,727	2.11

Shares used in computing diluted net income per share
GAAP diluted shares		38,118		37,258		37,852		36,872
Non-GAAP diluted shares		38,118		37,258		37,852		36,872

FABRINET

GUIDANCE FOR QUARTER ENDING SEPTEMBER 29, 2017

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Diluted EPS

GAAP net income per diluted share:	$0.60 to $0.62
Related to cost of revenues:
Share-based compensation expenses	0.04

Total related to gross profit	0.04

Related to selling, general and administrative expenses:
Share-based compensation expenses	0.12
Amortization of intangibles	0.01

Total related to selling, general and administrative expenses	0.13

Related to other incomes and other expenses:
Amortization of debt issuance costs	0.01
Total related to net income & EPS	0.18

Non-GAAP net income per diluted share	$0.78 to $0.80